Exhibit T3A.4

CORPORATE ACCESS NUMBER

20672540

Alberta
GOVERNMENT OF ALBERTA

BUSINESS CORPORATIONS ACT

CERTIFICATE OF INCORPORATION

672540 ALBERTA LTD.

WAS INCORPORATED IN ALBERTA ON OCTOBER 31, 1995

REGISTRIES
GOVERNMENT OF ALBERTA

Registrar of Corporations

REG 3066 (95/09)

CORPORATE ACCESS NUMBER 20672540 BUSINESS CORPORATIONS ACT CERTIFICATE OF INCORPORATION 672540 ALBERTA LTD. WAS INCORPORATED IN ALBERTA ON OCTOBER 31, 1995 Registrar of Corporations REG 3066 (95/09)

20672540

ARTICLES OF INCORPORATION

1.	NAME OF CORPORATION: 672540 ALBERTA LTD.

2.	THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

Capital

The Corporation is authorized to issue one (1) class of shares, namely an unlimited number of Common Shares without nominal or par value (herein referred to as the “Common Shares”).

Common Shares

The holders of the Common Shares shall be entitled:

(a)

to vote at all meetings of shareholders, and on every poll taken at every such meeting, or adjourned meeting, every holder of Common Shares shall be entitled to one vote in respect of each such share held;

(b)	the holders Common Shares shall be entitled to receive such dividends as and when the Directors in their discretion may declare thereon.

3.	RESTRICTIONS IF ANY ON SHARE TRANSFERS:

The right of shareholders to transfer or dispose of their shares in the Corporation shall be subject to the following restrictions:

(a)

Except where a transfer is made pursuant to the provisions of sub-clause 3(b) below, any transfer of shares in the Corporation shall require a resolution of the Board of Directors of the Corporation approving such transfer.

(b)

Any share of a deceased shareholder may be transferred by his executors or administrators to any child or other issue, son-in-law, daughter-in-law, father, mother, brother, sister, nephew, niece, widow or widower of such deceased shareholder or to any other beneficiary named in the Will of such deceased shareholder and any shares of the Corporation standing in the name of the trustees of the Will of any deceased shareholder may be transferred upon any change of trustees to the trustees for the time being of such Will.

4.	NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:

The Corporation shall have not less than one (1) director nor more than ten (10) directors. Subject to the provisions of the Business Corporations Act of Alberta, the directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting of the Corporation provided that the total number of directors shall not at any time exceed the maximum hereinbefore prescribed.

5.	RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON:

There shall be no restrictions as to the businesses which the Corporation may carry on.

6.	OTHER PROVISIONS IF ANY:

(a)

The number of shareholders of the Corporation shall be limited to not more than fifty (50) persons (exclusive of persons who are in the employment of the Corporation or that of an affiliate within the meaning of the Business Corporations Act of Alberta and also exclusive of persons who, having been formerly in the Corporation’s employment or that of an affiliate, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment); provided that where two (2) or more persons hold one or more shares in the Corporation jointly they shall, for the purpose of this sub-clause 6(a), be treated as a single shareholder.

(b)	No invitation shall be made to the public to subscribe for securities of the Corporation.

(c)	The Corporation shall have a lien on shares registered in the name of any shareholder who is indebted to the Corporation for any amount.

7. INCORPORATORS	DATE: October 30, 1995

NAMES	ADDRESS	SIGNATURE

DONALD R. LEITCH	1500, 407 - 2nd Street S.W. Calgary, Alberta, T2P 2Y3	/s/ Donald R. Leitch

FOR DEPARTMENTAL USE ONLY

CORPORATE ACCESS NO.	INCORPORATION DATE:_______________________